UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 6, 2016 (September 1, 2016)

JOHNSON CONTROLS INTERNATIONAL PLC

(Exact name of registrant as specified in its charter)

Ireland	001-13836	98-0390500
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1 Albert Quay

Cork, Ireland

(Address of principal executive offices)

Registrant’s telephone number, including area code:  353-21-423-5000

Tyco International plc
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note.

On September 2, 2016, Johnson Controls, Inc. (“JCI”) and Tyco International plc (“Tyco”) completed their previously announced combination pursuant to the Agreement and Plan of Merger (the “merger agreement”), dated as of January 24, 2016, as amended by Amendment No. 1, dated as of July 1, 2016, by and among JCI, Tyco and certain other parties named therein, including Jagara Merger Sub LLC, an indirect wholly owned subsidiary of Tyco (“merger sub”).  Pursuant to the terms of the merger agreement, at 11:59 p.m. New York time on September 2, 2016 (the “effective time”), merger sub merged with and into JCI, with JCI being the surviving corporation in the merger and a wholly owned, indirect subsidiary of Tyco (the “merger”).  Following the merger, Tyco changed its name to “Johnson Controls International plc” and is referred to in this Current Report on Form 8-K as the “Company.”

Effective September 6, 2016, the Company’s ordinary shares will begin trading under the ticker symbol “JCI”.  A new CUSIP number of G51502 105 and a new ISIN number of IE00BY7QL619 have been assigned to the Company’s ordinary shares.

Item 1.02.                                        Termination of a Material Definitive Agreement.

On September 2, 2016, in connection with the consummation of the merger, Tyco International Finance S.A., a wholly-owned subsidiary of Tyco (“TIFSA”), terminated the Amended and Restated Five-Year Senior Unsecured Credit Agreement, dated as of August 7, 2015, among TIFSA, as borrower, Tyco, as guarantor, the lenders party thereto and Citibank, N.A. as administrative agent.

Also on September 2, 2016, JCI terminated the Credit Agreement, dated as of August 6, 2013, among JCI, as borrower and guarantor, the lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent.

Item 2.01.                                        Completion of Acquisition or Disposition of Assets.

The information contained in the Introductory Note is incorporated herein by reference.

On September 2, 2016, pursuant to the merger agreement, JCI and merger sub consummated the merger. Immediately prior to the merger and in connection therewith, Tyco shareholders received 0.955 ordinary shares of Tyco (which shares are now referred to as shares of the Company, or “Company ordinary shares”) for each Tyco ordinary share they held by virtue of a 0.955-for-one share consolidation.

In the merger, each outstanding share of common stock, par value $1.00 per share, of JCI (“JCI common stock”) (other than shares held by JCI, Tyco and certain of their subsidiaries) was converted into the right to receive either the cash consideration or the share consideration (each as described below), at the election of the holder, subject to proration procedures described in the merger agreement and applicable withholding taxes.  The election to receive the cash consideration was undersubscribed. As a result, holders of shares of JCI common stock that elected to receive the share consideration and holders of shares of JCI common stock that made no election (or failed to properly make an election) became entitled to receive, for each such share of JCI common stock, $5.7293 in cash, without interest, and 0.8357 Company ordinary shares, subject to applicable withholding taxes.  Holders of shares of JCI common stock that elected to receive the cash consideration became entitled to receive, for each such share of JCI common stock, $34.88 in cash, without interest, subject to applicable withholding taxes.  In the merger, JCI shareholders received, in the aggregate, approximately $3.864 billion in cash.  The cash portion of the merger consideration was financed with borrowings under the Term Loan Credit Agreement (as defined below), which is described in Item 2.03 of this Current Report on Form 8-K.

The issuance of Company ordinary shares in connection with the merger was registered under the Securities Act of 1933, as amended, pursuant to the Company’s registration statement on Form S-4 (File No. 333-210588) (the “registration statement”) filed with the U.S. Securities and Exchange Commission (the “SEC”) and declared effective on July 6, 2016.  The definitive joint proxy statement/prospectus, dated July 6, 2016, of JCI and Tyco that forms part of the registration statement (the “proxy statement/prospectus”) contains additional information about the merger and the other transactions contemplated thereby, including a description of the treatment of JCI and Tyco equity awards and information concerning the interests of directors, executive officers and affiliates of JCI and Tyco.

The foregoing description of the merger does not purport to be complete and is qualified in its entirety by reference to the section entitled “The Merger” contained in the proxy statement/prospectus, which is incorporated herein by reference.

Item 2.03.                                        Creation of a Direct Financial Obligation.

In connection with the merger, on September 2, 2016, Tyco International Holding S.à r.l. (“TSarl”), a wholly-owned subsidiary of the Company, borrowed approximately $4.0 billion under the Term Loan  Credit Agreement, dated as of March 10, 2016, (the “Term Loan Credit Agreement”) among TSarl, each of the lenders named therein and Citibank, N.A., as administrative agent, in order to finance the cash consideration for, and fees, expenses and costs incurred in connection with, the merger.  The terms of the Term Loan Credit Agreement are described in Item 1.01 of the Company’s Current Report on Form 8-K filed with the SEC on March 16, 2016, which is incorporated herein by reference.

Item 3.03.                                        Material Modification to the Rights of Security Holders.

In connection with the merger, on September 2, 2016, each ordinary share of Tyco issued and outstanding immediately prior to the effectiveness of the merger was converted into 0.955 shares of the Company.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01.                                        Changes in Control of Registrant.

Immediately after the closing of, and giving effect to, the merger, former JCI shareholders owned approximately 56% of the issued and outstanding Company ordinary shares and former Tyco stockholders owned approximately 44% of the issued and outstanding Company ordinary shares.

The information set forth in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information contained in the Introductory Note is incorporated herein by reference.

Resignations

Upon the effectiveness of the merger, on September 2, 2016, the following directors voluntarily resigned from the Company’s board of directors:  Edward D. Breen, Herman E. Bulls, Frank M. Drendel, Rajiv L. Gupta, Brendan R. O’Neill and Sandra S. Wijnberg.

Appointments

Upon the effectiveness of the merger, on September 2, 2016, Alex A. Molinaroli, David Abney, Natalie A. Black, Jeffrey A. Joerres, Juan Pablo del Valle Perochena and Mark P. Vergnano were appointed to the board of directors of the Company (the “appointed directors”).

Upon the effectiveness of the merger, on September 2, 2016, the following persons (the “appointed officers”) were appointed as officers of the Company:

Alex A. Molinaroli, Chief Executive Officer and Chairman.  Mr. Molinaroli, age 56, previously served as the president and chief executive officer of JCI. Mr. Molinaroli joined JCI in 1983 and prior to his current position, he served as president of its Power Solutions business, a role he held from 2007—2013.

George R. Oliver, President and Chief Operating Officer.  Mr. Oliver, age 56, previously served as chief executive officer of Tyco. He joined Tyco in July 2006, serving as president of Tyco Safety Products, and assumed additional responsibility as president of Tyco Electrical & Metal Products from 2007 through 2010. He was appointed president of Tyco Fire Protection in 2011 and chief executive officer of Tyco in 2012.

Brian J. Stief, Executive Vice President and Chief Financial Officer.  Mr. Stief, age 60, was previously the executive vice president and chief financial officer of JCI. Mr. Stief joined JCI in July 2010 as vice president, corporate controller, responsible for global finance functions, financial planning and analysis, and corporate taxation. He was appointed executive vice president and chief financial officer of JCI in 2014.

Bruce R. McDonald, Executive Vice President and Vice Chairman.  Mr. McDonald, age 56, previously served as executive vice president and vice chairman of JCI.  He will serve as chairman and chief executive officer of Adient plc, which was formed to hold JCI’s automotive seating and interiors business, when it is spun-off from the Company.  Mr. McDonald joined JCI in November 2001 as vice president, corporate controller and was promoted to assistant chief financial officer in 2004. A year later, he assumed the position of chief financial officer. In September 2014, he was named executive vice president and vice chairman.

Suzanne M. Vincent, Vice President, Controller & Chief Accounting Officer. Suzanne M. Vincent, age 45, previously served as the vice president and corporate controller of JCI. Ms. Vincent joined JCI in October 2012 as vice president, internal audit. Prior to joining the JCI, she was an audit partner with KPMG LLP in Detroit.

Offer Letter with Judith Reinsdorf

On September 1, 2016, in connection with the merger, Tyco entered into an offer letter with Ms. Reinsdorf (the “offer letter”), which provides that Ms. Reinsdorf will serve as the Executive Vice President and General Counsel for the Company. Ms. Reinsdorf will be entitled to an annual base salary of $600,000, have a target annual bonus opportunity of $480,000 (or 80% of her annual base salary) beginning with the 2017 fiscal year, and be eligible to participate in the Company’s long term incentive program and receive equity awards with an annual grant date fair value of approximately $2,000,000. Ms. Reinsdorf will also be eligible to receive an annual perquisites allowance equal to 5% of her annual base salary.

Ms. Reinsdorf will be granted a retention award consisting of restricted share units with a grant date fair value of approximately $2,400,000, which will vest in full on the two-year anniversary of the consummation of the merger. Upon a termination by Ms. Reinsdorf as a result of a “good reason resignation”, in accordance with the terms of the offer letter, or by the Company other than for “cause” (as such terms are defined in the Company’s Change in Control Severance Plan for Certain U.S. Officers and Executives (the “CIC Severance Plan”)) prior to the two-year anniversary of the consummation of the merger, the restricted share unit award will vest on a pro-rata basis.

Ms. Reinsdorf will continue to participate in the CIC Severance Plan and will be entitled to receive benefits under the CIC Severance Plan following a “change in control termination” (as such term is defined in the CIC Severance Plan). Ms. Reinsdorf will also be eligible to participate in the change of control severance protection programs of the Company for any change of control of the Company occurring after the consummation of the merger.

The foregoing is only a general summary of certain aspects of the offer letter, does not purport to be complete and is qualified in its entirety by reference to the offer letter attached hereto as Exhibit 10.1.

Retention Agreements with Robert Olson and Lawrence Costello

On September 1, 2016, in order to provide for a smooth and orderly transition and to assist in the integration of certain finance (in the case of Mr. Olson, Tyco’s Executive Vice President and Chief Financial Officer prior to the merger) and human resources (in the case of Mr. Costello, Tyco’s Executive Vice President and Chief Human Resources Officer prior to the merger) functions following the merger, Messrs. Olson and Costello, who, following the merger, are no longer executive officers of the Company, each entered into a retention incentive bonus agreement (the “retention agreements”). Pursuant to the retention agreements, Messrs. Olson and Costello will each be entitled to receive a retention incentive bonus payment of $600,000. This retention incentive bonus payment will vest on the earliest to occur of (i) termination of the executive’s employment by the Company (not for “cause”, as such term is defined in the CIC Severance Plan), (ii) the executive’s “good reason resignation” (as defined in the retention agreements), and (iii) December 31, 2016. Under the retention agreements, if the executive resigns or retires, other than as a result of a “good reason resignation”, or the executive’s employment is terminated by the Company for “cause” prior to the vesting of the retention incentive bonus payment, the executive will forfeit any right to receive the payment. If the executive’s employment terminates as a result of death or “permanent disability” (as defined in the retention agreements), the retention incentive bonus payment will be made.

The retention incentive bonus payment to each executive is in lieu of participation in any annual or long-term incentive program offered by the Company for any period beginning with fiscal year 2017. Messrs. Olson and Costello will continue to be eligible for benefits under the CIC Severance Plan upon a qualifying termination.

The foregoing is only a general summary of certain aspects of the retention agreements, does not purport to be complete and is qualified in its entirety by reference to the retention agreements with each of Messrs. Olson and Costello attached hereto as Exhibits 10.2 and 10.3, respectively.

Indemnification Arrangements

Effective September 2, 2016, (i) the Company entered into deeds of indemnity (the “Deeds of Indemnity”) with each of the appointed directors and each of the appointed officers (the “covered persons”), and (ii) Tyco Fire & Security (US) Management, Inc., a Nevada corporation and an indirect wholly owned subsidiary of the Company (the “Management Company”), entered into indemnification agreements with each of the covered persons (the “Indemnification Agreements”), substantially in the forms attached hereto as Exhibits 10.4 and 10.5, respectively.

The Deeds of Indemnity and Indemnification Agreements (together, the “Indemnification Arrangements”) provide, respectively, that the Company and the Management Company will, to the fullest extent permitted by law, indemnify each covered person against all expenses, liabilities or losses incurred in any action or proceeding related to such covered person’s service to the Company on the terms and conditions set forth in the Indemnification Arrangements. No indemnification will be paid pursuant to the Indemnification Arrangements (i) on account of any proceeding in which a final and non-appealable judgment is rendered against a covered person for an accounting of profits from the purchase or sale of securities of the Company pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended, (ii) if a court finally determines that the indemnification is not permitted under applicable law, (iii) on account of any proceeding pursuant to which the covered person has been convicted of a crime constituting a felony, or (iv) on account of any proceedings brought by the Company and or any of its subsidiaries against the covered person.

The foregoing is only a general summary of certain aspects of the Deeds of Indemnity and the Indemnification Agreements, does not purport to be complete and is qualified in its entirety by reference to the form of Deed of Indemnity and form of Indemnification Agreement attached hereto as Exhibits 10.4 and 10.5, respectively.

Board Committees

Effective as of the effective time, the committees of the Company’s board of directors were constituted as follows:

Audit	Jürgen Tinggren (chair)
David Abney
Mark Vergnano

Governance	Natalie Black (chair)
Brian Duppereault
Juan Pablo del Valle Perochena

Compensation	Jeff Joerres (chair)
Mike Daniels
David Yost

Executive Committee	Alex Molinaroli (chair)
Jeff Joerres
Natalie Black
Jürgen Tinggren

Assumption of Certain JCI Equity Plans

In connection with the merger, and effective as of September 2, 2016, the board of directors of the Company approved an amendment and restatement of the Johnson Controls 2012 Omnibus Incentive Plan and delegated to the officers of the Company the authority to approve amendments and restatements of the Johnson Controls 2007 Stock Option Plan and the Johnson Controls 2000 Stock Option Plan, to document the assumption of each of such plans by the Company and for JCI common stock underlying the awards made under such plans to be replaced with Company ordinary shares on a one-for-one basis, in accordance with and subject to the terms of the merger agreement.

The Johnson Controls 2012 Omnibus Incentive Plan, the Johnson Controls 2007 Stock Option Plan and the Johnson Controls 2000 Stock Option Plan, each as amended and restated, are attached hereto as Exhibits 10.6, 10.7, and 10.8, respectively.

Item 5.03.                                        Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the merger, at the effective time, the Company’s then-existing Memorandum and Articles of Association were amended (the resulting Memorandum and Articles of Association being the “Amended and Restated Memorandum and Articles of Association”).  The rights of holders of Company ordinary shares are governed by the Amended and Restated Memorandum and Articles of Association. The Amended and Restated Memorandum and Articles of Association of the Company are filed as Exhibit 3.1 to this Current Report on Form 8-K and are incorporated herein by reference, and the description of the Company ordinary shares contained under the caption “Description of Tyco Ordinary Shares” in the proxy statement/prospectus is incorporated herein by reference.

Item 8.01.                                        Other Events

On September 6, 2016, the Company issued a press release announcing the closing of the merger. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.                                        Financial Statements and Exhibits.

(a) Financial Statements of Business to be Acquired

To be filed by amendment not later than 71 calendar days after the date this Current Report is required to be filed.

(b) Pro Forma Financial Information

To be filed by amendment not later than 71 calendar days after the date this Current Report is required to be filed.

(d) Exhibits:

Exhibit No.	Description

3.1	Amended and Restated Memorandum and Articles of Association of Johnson Controls International plc, adopted September 2, 2016

10.1	Employment Offer Letter, dated as of September 1, 2016, between Tyco International plc and Judith Reinsdorf

10.2	Retention Incentive Bonus Agreement, dated as of September 1, 2016, between Tyco International Management Company, LLC and Robert Olson

10.3	Retention Incentive Bonus Agreement, dated as of September 1, 2016, between Tyco International Management Company, LLC and Lawrence Costello

10.4	Form of Deed of Indemnity

10.5	Form of Indemnification Agreement

10.6	Johnson Controls 2012 Omnibus Incentive Plan, as amended and restated

10.7	Johnson Controls 2007 Stock Option Plan, as amended and restated

10.8	Johnson Controls 2000 Stock Option Plan, as amended and restated

99.1	Press Release, dated September 6, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOHNSON CONTROLS INTERNATIONAL PLC

Date: September 6, 2016		/s/ Brian Stief
	Name:	Brian Stief
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Memorandum and Articles of Association of Johnson Controls International plc, adopted September 2, 2016

10.1	Employment Offer Letter, dated as of September 1, 2016, between Tyco International plc and Judith Reinsdorf

10.2	Retention Incentive Bonus Agreement, dated as of September 1, 2016, between Tyco International Management Company, LLC and Robert Olson

10.3	Retention Incentive Bonus Agreement, dated as of September 1, 2016, between Tyco International Management Company, LLC and Lawrence Costello

10.4	Form of Deed of Indemnity

10.5	Form of Indemnification Agreement

10.6	Johnson Controls 2012 Omnibus Incentive Plan, as amended and restated

10.7	Johnson Controls 2007 Stock Option Plan, as amended and restated

10.8	Johnson Controls 2000 Stock Option Plan, as amended and restated

99.1	Press Release, dated September 6, 2016